Exhibit 99.2
Axogen Announces Chief Financial Officer Transition

Lindsey Hartley, CPA, appointed as Chief Financial Officer to succeed Nir Naor

ALACHUA and TAMPA, Fla., May 8, 2025 (GLOBE NEWSWIRE) -- Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today announced the appointment of Lindsey Hartley, CPA, as Chief Financial Officer, effective May 12, 2025. Ms. Hartley, who currently serves as Vice President, Corporate Controller at Axogen, will succeed Nir Naor, who is departing to pursue other opportunities. Mr. Naor will remain with the Company in an advisory capacity until July 1, 2025, to ensure a smooth transition.

“I want to express my sincere gratitude to Nir for his service to Axogen," said Michael Dale, President, Chief Executive Officer, and Director of Axogen. “Nir joined the company at a time of significant leadership transition to provide leadership and stability to the finance function. Under his leadership, our finance team implemented significant improvements in operating expense and cash flow management and successfully supported development of Axogen’s new strategic plan. His efforts in strengthening our financial foundation and driving operational efficiencies have been instrumental in the company’s improved performance and we wish him continued success in his future endeavors.”

“To succeed Mr. Naor, I am delighted to announce the promotion of Lindsey Hartley to the role of Chief Financial Officer for Axogen,” continued Dale. “Having worked closely with Lindsey since I joined Axogen, I have grown to appreciate her deep understanding of our business, strong financial acumen, and untiring work ethic and commitment to excellence. I am confident her experience and institutional knowledge make her the ideal partner to the Executive Leadership team to help guide Axogen through our next phase of growth as we work to fulfill our business purpose to restore health and improve quality of life by making restoration of peripheral nerve function an expected standard of care.”

Ms. Hartley brings more than 19 years of financial leadership experience to her new role, with significant expertise in corporate finance, accounting, and financial reporting within the healthcare and medical device sectors. Since joining Axogen in October 2021 as Vice President, Corporate Controller, she has overseen all accounting operations including SEC reporting, treasury management, internal controls, and SOX compliance. During her tenure, she has significantly improved financial reporting processes, reduced month-end close time by 40%, and enhanced cash forecasting capabilities. Prior to Axogen, she served as VP of Finance, Accounting and Human Strategy at VERO Biotech, an emerging biotechnology company focused on innovative nitric oxide delivery systems. Earlier in her career, Ms. Hartley held controller positions at Brookhaven Medical, a medical device manufacturing company specializing in peripheral vascular and regenerative medicine products and held management roles at Bluegreen Vacations and as an audit manager at EY. Ms. Hartley holds a Bachelor of Science in Accounting from the University of South Florida and is a Certified Public Accountant.

“I am honored to step into the CFO role at this pivotal moment for Axogen," said Lindsey Hartley. "Having worked closely with our talented finance team over the past three years, I've witnessed our remarkable progress and tremendous potential. I look forward to focusing on financial discipline and strategic growth initiatives that support our innovative work to restore nerve function and transform patients' lives.”

About Axogen
Axogen (AXGN) is the leading Company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven, and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Axogen’s product portfolio includes Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine submucosa ECM coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to provide short- and long-term protection for peripheral nerve injuries; Avive+ Soft Tissue Matrix™, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue repair; and Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma. The Axogen portfolio of products is available in the United States, Canada, Germany, the United Kingdom, Spain, South Korea, and several other countries.
Cautionary Statements Concerning Forward-Looking Statements
This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and predictions of future conditions, events, or results, which are derived from various assumptions and estimates of trends and economic factors in the markets where we operate, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "continue," "may," "should," "will," "goals," and similar expressions are intended to identify these forward-looking statements.

In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and other risks and uncertainties detailed from time to time in reports filed by the Company with the SEC.
Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. These statements are representative only as of the date they are made, and except as required by applicable law, we assume no obligation to publicly update or revise any forward-looking statements.

Investor Contact:
Axogen, Inc. InvestorRelations@axogeninc.com